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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Aim Smart Corporation
West Palm Beach, Florida

I hereby consent to the incorporation by reference in this Registration Statement on Form 10-SB my report dated November 30, 2007, relating to the financial statements for the fiscal years ended December 31, 2005 and 2006, included herein.


/s/ Michael F. Cronin
----------------------
Michael F. Cronin
Certified Public Accountant

December 4, 2007